UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2018

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concho Center
600 West Illinois Avenue
Midland, Texas	79701

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Concho Resources Inc. (the “Company”) took certain actions with respect to the compensation of its executive officers, including (i) a grant of performance units (the “Performance Units”) to officers of the Company and (ii) making restricted stock grants.  The Performance Units and restricted stock grants were made under the Company’s 2015 Stock Incentive Plan, which was approved by the Company’s stockholders in June 2015.

Performance Unit Awards

The Performance Units granted to each recipient are payable in shares of the Company’s common stock (“Common Stock”) based upon the achievement by the Company over a performance period commencing on January 1, 2018 and ending on December 31, 2020 of performance goals established by the Compensation Committee.  The number of shares of Common Stock that may be issued pursuant to an award will be determined by multiplying the number of Performance Units granted under the award by the result of multiplying the “Relative TSR Percentage” by the “Absolute TSR Percentage.”  The “Relative TSR Percentage” is the percentage, if any, achieved by attainment of the following performance goals for the performance period, as certified by the Compensation Committee: (i) if the Company’s total shareholder return (“TSR”) measured against the Company’s peer group is below the 25th percentile, the Relative TSR Percentage is 0%; (ii) if the TSR measured against the Company’s peer group is at the 25th percentile, the Relative TSR Percentage is 50%; (iii) if the TSR measured against the Company’s peer group is at the 50th percentile, the Relative TSR Percentage is 100%; (iv) if the TSR measured against the Company’s peer group is at the 70th percentile, the Relative TSR Percentage is 150%; and (v) if the TSR measured against the Company’s peer group is in the 90th percentile or above, the Relative TSR Percentage is 200%, with 200% being the maximum and the Compensation Committee applying straight line interpolation for all points between such performance levels.  The “Absolute TSR Percentage” is the percentage achieved by attainment of the following performance goals for the performance period, as certified by the Compensation Committee: (a) if the Company’s absolute annualized TSR is less than 0%, the Absolute TSR Percentage is 50%; (b) if the Company’s absolute annualized TSR is at least 0% and not greater than 15%, the Absolute TSR Percentage is 100%; and (c) if the Company’s absolute annualized TSR is greater than 15%, the Absolute TSR Percentage is 150%. TSR for the Company and each of the peer companies is generally determined by dividing (A) the average closing stock prices on each trading day during the period beginning on the first day of the calendar month in which the last day of the performance period occurs and ending on the last day of the performance period plus  cash dividends paid over the performance period minus  the starting average stock price by (B) the starting average stock price, with the starting average stock price being the average of the closing stock prices on each trading day in the calendar month immediately preceding the first day of the performance period.

Dividend equivalents with respect to any cash dividends paid during the performance period are paid at the same time, and subject to the same terms and conditions, as are applicable to Performance Units, except that if more than one share of Common Stock becomes payable in respect of a Performance Unit, then the maximum amount of dividend equivalents payable with respect to such unit equals the aggregate amount of cash dividends paid during the performance period on one share of Common Stock.

Unless otherwise determined by the Compensation Committee, each recipient will forfeit his or her Performance Units if the recipient’s employment with the Company terminates during the performance period for any reason other than for death, disability or retirement.  For this purpose, the term “retirement” means (i) for recipients other than E. Joseph Wright, a termination of employment on or after attaining age 65, and (ii) for Mr. Wright, his retirement from the Company on January 5, 2019 (which is the expected date of Mr. Wright’s retirement, subject to the potential deferment of his retirement date for up to six months under certain circumstances as provided in the Retirement Agreement dated May 17, 2017, between the Company and Mr. Wright (the “Retirement Agreement”) previously approved by the Compensation Committee that was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on May 19, 2017).  If employment is terminated during the performance period due to death, disability or such retirement, the recipient is entitled to receive payment with respect to his or her Performance Units based on actual performance for the performance period (which payment will be pro-rated in the event of retirement, except in the case of Mr. Wright as the Retirement Agreement provides that pro-ration will not apply in the case of his retirement (and that he will be entitled to retain his Performance Units after his retirement) only if he executes and does not revoke a release agreement in connection with his retirement).  In the event of a change of control of the Company during the performance period, the Relative TSR Percentage and the Absolute TSR Percentage will be determined based on actual performance as if the performance period ended on the date of the change of control, and outstanding Performance Units will be settled immediately following such date.

The number of Performance Units granted on January 2, 2018 by the Compensation Committee to the Company’s named executive officers is as follows: Timothy A. Leach, 34,200 Performance Units; E. Joseph Wright, 11,253 Performance Units; Jack F. Harper, 12,412 Performance Units; C. William Giraud, 11,584 Performance Units; and J. Steve Guthrie, 4,965 Performance Units.

 The foregoing description of the award of Performance Units on January 2, 2018, to the Company’s named executive officers is qualified in its entirety by reference to the complete text of a Performance Unit Award Agreement which contains the terms of the award.  The Performance Units awarded to each of Messrs. Leach, Harper, Giraud and Guthrie are based on a form Performance Unit Award Agreement previously approved by the Compensation Committee that was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on January 4, 2013 and is incorporated herein by reference.  The Performance Unit Award Agreement for Mr. Wright is different than the form described in the preceding sentence in order to incorporate the special retirement provisions that apply to Mr. Wright as described above, and a copy of the Performance Unit Award Agreement for Mr. Wright that was approved by the Compensation Committee is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Restricted Stock Awards

The restricted stock awards for each of Messrs. Leach, Harper, Giraud and Guthrie vest in four equal annual installments beginning on January 2, 2019. In accordance with the terms of the Retirement Agreement and subject to Mr. Wright’s execution and non-revocation of a release agreement in connection with his retirement, the restricted stock award for Mr. Wright vests in full on January 2, 2019.  The number of shares subject to the restricted stock awards granted on January 2, 2018 by the Compensation Committee to the Company’s named executive officers is as follows: Timothy A. Leach, 17,100 shares of restricted stock; E. Joseph Wright, 11,253 shares of restricted stock; Jack F. Harper, 12,412 shares of restricted stock; C. William Giraud, 11,584 shares of restricted stock; and J. Steve Guthrie, 4,965 shares of restricted stock.

The foregoing description of the restricted stock awards on January 2, 2018, to the Company’s named executive officers is qualified in its entirety by reference to the complete text of a Restricted Stock Agreement which contains the terms of the award.  The restricted stock awards to each of Messrs. Leach, Harper, Giraud and Guthrie are based on a form Restricted Stock Agreement previously approved by the Compensation Committee that was filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K on February 22, 2013 and is incorporated herein by reference.  The Restricted Stock Agreement for Mr. Wright is different than the form described in the preceding sentence in order to incorporate the special retirement provisions that apply to Mr. Wright as described above, and a copy of the Restricted Stock Agreement for Mr. Wright that was approved by the Compensation Committee is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws.

            On January 2, 2018, the Company’s Board approved amending and restating the Company’s bylaws (as so amended and restated, the Fourth Amended and Restated Bylaws, or “Bylaws”) to implement proxy access and to make certain other changes as follows:

•       A new Section 1.11 has been added to the Bylaws to permit a stockholder, or group of up to 20 stockholders, owning at least 3% of the Company’s outstanding shares that are entitled to vote generally in the election of directors continuously for at least three years, to nominate and include in the Company’s proxy materials for an annual meeting of the stockholders, director nominees not to exceed the greater of (i) two directors, or (ii) 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in the Bylaws.

•       A new Section 1.9 has been added to the Bylaws to require all director nominees, in connection with being nominated, to provide the Company with completed and signed questionnaires required of the Company’s directors and make certain representations to the Company regarding matters including disclosure of third-party compensation and compliance with Company policies.

•       In addition, the Bylaw amendments updated the advance notice provision in Section 1.10.  Among other things, the amendments: (i) accommodate the adoption of proxy access, (ii) extend certain disclosure requirements to “control persons” to provide the Company and other stockholders with complete information about the economic and voting interests of stockholders seeking to submit nominations and other business through the advance notice process, (iii) in the case of business other than nominations, require stockholders to provide the text of a proposal or business, (iv) include certain defined terms, and (v) make certain other minor administrative, clarifying and conforming changes.

•         Various provisions of the Bylaws were updated to address matters relating to the conduct of stockholder meetings, including the authority of the Board and the meeting chair to adopt rules with respect to meetings, and to reflect that stockholder meetings can be recessed.

            The Bylaws were effective upon approval by the Board and were also amended to make certain other clarifications and technical or non-substantive changes.  The foregoing description is qualified in its entirety by reference to the Bylaws filed as Exhibit 3.1 to this Report.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit

Number                                                                      Description

3.1                   Fourth Amended and Restated Bylaws of Concho Resources Inc., dated January 2, 2018.

10.1                 Performance Unit Award Agreement dated January 2, 2018, by and between Concho Resources Inc. and E. Joseph Wright.

10.2                 Restricted Stock Agreement dated January 2, 2018, by and between Concho Resources Inc. and E. Joseph Wright.

.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                CONCHO RESOURCES INC.

Date:   January 4, 2018                       By:      /s/ Travis L. Counts

                                                            Name:  Travis L. Counts

Title:    Senior Vice President, General Counsel and Corporate Secretary